Exhibit H-2

                   ORGANIZATIONAL CHART
        Investments in Exempt Wholesale Generators

                 --------------------------
                |  Central and South West  |
                |       Corporation        |
                 --------------------------
                             |
                             |
                             |
                 --------------------------
                |     CSW Energy, Inc.     |
                 --------------------------
                             |      |
                             |       ---------------------------------
                             |                       |                |
                 --------------------------    -----------     ---------------
                |    CSW Development - 3   |  |  Newgulf  |   |   CSW Power   |
                |           Inc            |   -----------    | Marketing Inc |
                 --------------------------                    ---------------
                             |
                             |
                             |
         ------------------------------------------
        |                    |                     |
        |                    |                     |
        |                    |                     |
  ----------------    -----------------    -----------------
 |  CSW Northwest |  |  CSW Northwest  |  | Northwest Power |
 |   GP, Inc.     |  |   LP, Inc.      |  |   Company LLC   |
  ----------------    -----------------    -----------------